                                                                      EXHIBIT 3




                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                               SAMSTOCK, L.L.C.,

                                ROBERT D. HILL,

                                 MICHAEL HAYES,

                           THEODORE RAMMELKAMP, JR.,

                                  JONES YORKE,

                                PAUL DEMIRDJIAN,

                                 MICHAEL KOURI,

                                      AND

                               MARLIN TURNIPSEED




                               DATED MAY 14, 1998

                               TABLE OF CONTENTS

                                                                      Page(s)
ARTICLE I - DEFINITIONS................................................  1

ARTICLE II - PURCHASE AND SALE OF SHARES...............................  3
    Section 2.1   Purchase and Sale....................................  3
    Section 2.2   Consideration........................................  3

ARTICLE III - THE CLOSING..............................................  3
    Section 3.1   Time and Place.......................................  3
    Section 3.2   Deliveries by Management Shareholders................  4
    Section 3.3   Deliveries by the Purchaser..........................  4

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF MANAGEMENT SHAREHOLDERS.  4
    Section 4.1   Title to Stock.......................................  4
    Section 4.2   Authority; Noncontravention..........................  4

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PURCHASER................  5
    Section 5.1   Organization.........................................  5
    Section 5.2   Authority; Noncontravention..........................  5
    Section 5.3   Investment Intent....................................  6

ARTICLE VI - CERTAIN AGREEMENTS........................................  6
    Section 6.1   No Solicitation......................................  6
    Section 6.2   Further Action.......................................  7
    Section 6.3   Notification of Certain Matters......................  7
    Section 6.4   Public Announcements.................................  7
    Section 6.5   Fees and Expenses....................................  7

ARTICLE VII - CONDITIONS...............................................  8
    Section 7.1   Conditions to Each Party's Obligation................  8
    Section 7.2   Condition to Obligations of Management Shareholders..  8
    Section 7.3   Conditions to Obligations of Purchaser...............  9

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER.......................  9
    Section 8.1   Termination..........................................  9
    Section 8.2   Effect of Termination................................  10

ARTICLE IX - SURVIVAL; INDEMNIFICATION.................................  10
    Section 9.1  Survival..............................................  10
    Section 9.2  Indemnification by Purchaser..........................  10
    Section 9.3  Third-Party Claims....................................  11

    Section 9.4   Termination of Indemnification.......................  12

ARTICLE X - MISCELLANEOUS..............................................  12
    Section 10.1  Counterparts.........................................  12
    Section 10.2  Governing Law........................................  12
    Section 10.3  Entire Agreement.....................................  12
    Section 10.4  Notices..............................................  12
    Section 10.5  Assignment...........................................  13
    Section 10.6  Interpretation.......................................  13
    Section 10.7  Amendments; Waivers..................................  14
    Section 10.8  Severability.........................................  14
    Section 10.9  Consent to Jurisdiction..............................  14



SCHEDULE I


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                                Page 64 of 134

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT is made this 14th day of May, 1998 by and among Samstock, L.L.C., a Delaware limited liability company ("Purchaser"), Robert D. Hill, Michael Hayes, Theodore Rammelkamp Jr., Jones Yorke, Paul Demirdjian, Michael Kouri and Marlin Turnipseed (each such individual being referred to herein as a "Management Shareholder" and all such individuals being referred to herein, collectively, as the "Management Shareholders").

                                  WITNESSETH:

     WHEREAS, each of the Management Shareholders wishes to sell to Purchaser, and Purchaser wishes to purchase from each of the Management Shareholders, that number of shares set forth next to such Management Shareholder's name on
Schedule I hereto (collectively, the "Shares") of common stock, no par value, of Davel Communications Group, Inc., an Illinois corporation (the "Company") (such common stock being referred to as "Company Common Stock"), upon the terms and subject to the conditions of this Agreement.

     WHEREAS, concurrently herewith, Purchaser and the Company have entered into a Stock Purchase Agreement pursuant to which the Company has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase from the Company, 1,000,000 newly issued shares of Company Common Stock and warrants to purchase 218,750 shares of Company Common Stock at an exercise price of $32.00 per share (which shall be exercisable through the fourth anniversary of the Closing Date) (the "Company Stock Purchase Agreement"), upon the terms and subject to the conditions set forth in such Agreement.

     WHEREAS, concurrently herewith, Purchaser and David R. Hill ("Hill") have entered into a Stock Purchase Agreement pursuant to which Hill has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Hill, 500,000 shares of Company Common Stock and warrants to purchase 131,250 shares of Company Common Stock (the "Hill Stock Purchase Agreement" and, together with the Company Stock Purchase Agreement, the "Other Stock Purchase Agreements"), upon the terms and subject to the conditions set forth in the Hill Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                              ARTICLE IDEFINITIONS

     Section 1.1 "Affiliate" shall mean, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition "control"

(including, with correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

     Section 1.2 "Agreement" shall mean this Agreement, including the Schedule attached hereto and incorporated herein by this reference.

     Section 1.3 "Closing" shall have the meaning set forth in Section 3.1 hereof.

     Section 1.4  "Closing Date" shall have the meaning set forth in Section
3.1 hereof.

     Section 1.5 "Company" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.6 "Company Common Stock" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.7 "Company Stock Purchase Agreement" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.8 "Governmental Entity" shall mean any federal, state or local government or any court, administrative agency or commission or other governmental authority or agency.

     Section 1.9 "Hill" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.10 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Section 1.11 "Liens" shall mean all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

     Section 1.12 "Losses and Expenses" shall have the meaning set forth in
Section 10.2 hereof.

     Section 1.13 "Management Shareholders" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.14 "Other Stock Purchase Agreements" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.15 "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, Governmental Entity or other entity.



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                                Page 66 of 134

     Section 1.16 "Purchase Price shall have the meaning set forth in Section
2.2 hereof.

     Section 1.17 "Purchaser" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.18 "SEC" shall mean the Securities and Exchange Commission.

     Section 1.19 "Shares" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.20 "Subsidiary" of any person shall mean another person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

     Section 1.21 "Surviving Provisions" shall have the meaning set forth in
Section 9.2 hereof.

     Section 1.22 "takeover proposal" shall have the meaning set forth in
Section 6.2 hereof.

                                 ARTICLE II

                         PURCHASE AND SALE OF SHARES

     Section 2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Management Shareholders shall sell, and Purchaser shall purchase from the Management Shareholders, the Shares.

     Section 2.2 Consideration. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall pay to the Management Shareholders $3,469,200 in the aggregate, in the individual amounts set forth next to such Management Shareholder's name on Schedule I hereto (the "Purchase Price").

                                 ARTICLE III

                                 THE CLOSING

     Section 3.1 Time and Place. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rosenberg & Liebentritt, P.C., 2 N. Riverside Plaza, Chicago, Illinois at 10:00 a.m. (local time) on the fifth business day following the date on which all of the conditions to each party's obligations hereunder have been satisfied or waived or at such other place or time as Purchaser and the Management Shareholders may agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."


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                                Page 67 of 134

     Section 3.2 Deliveries by Management Shareholders. At the Closing, the Management Shareholders shall deliver the following to Purchaser.

                (a) (i) stock certificates representing the Shares; and (ii) any other documents that are necessary to transfer to Purchaser good and marketable title to the Shares free and clear of any Lien; and

                (b) all other documents, instruments and writings required to be delivered by the Management Shareholders at or prior to the Closing Date pursuant to this Agreement.

     Section 3.3 Deliveries by the Purchaser. At the Closing, Purchaser shall deliver the following to the Management Shareholders:

                (a) the Purchase Price, allocated among the Management Shareholders as set forth on Schedule I hereto, by interbank transfer of immediately available funds to accounts designated by each Management Shareholder, respectively; and

                (b) all other documents, instruments and writings required to be delivered by Purchaser at or prior to the Closing Date pursuant to this Agreement.

                                 ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF MANAGEMENT SHAREHOLDERS

     Each of the Management Shareholders, severally and not jointly, represents and warrants to Purchaser as follows:

     Section 4.1 Title to Stock. On the Closing Date, such Management Shareholder will own the Shares to be transferred by such Management Shareholder hereunder, free and clear of all Liens. At the Closing, Purchaser will acquire good and marketable title to the Shares being transferred by such Management Shareholder, free and clear of all Liens.

     Section 4.2 Authority; Noncontravention.   Such Management Shareholder has
the requisite power and authority to enter into this Agreement and, subject to Shareholder Approval (as defined in the Company Stock Purchase Agreement), to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Management Shareholder and constitutes a valid and binding obligation of such Management Shareholder, enforceable against such Management Shareholder in accordance with its terms, subject to general principles of equity as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution and delivery of this Agreement by such Management Shareholder do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination,


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                                Page 68 of 134

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cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Management Shareholder under (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to such Management Shareholder or such Management Shareholder's properties or assets or (ii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Management Shareholder or such Management Shareholder's properties or assets of which such Management Shareholder is aware, other than, in the case of clauses and (ii), any such conflicts, violations, defaults, rights or Liens, that individually or in the aggregate, would not (y) prevent such Management Shareholder from performing his obligations under this Agreement in any material respect or (z) prevent or delay in any material respect the consummation of the transactions contemplated by this Agreement.
No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to such Management Shareholder in connection with the execution and delivery of this Agreement by such Management Shareholder or the consummation by such Management Shareholder of the transactions contemplated by this Agreement, except (i) the filing of a notification and report form by Hill as the ultimate parent entity of the Company under the HSR Act, (ii) the filing with the SEC of such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of the transactions contemplated by this Agreement or otherwise prevent such Management Shareholder from performing such Management Shareholder's obligations under this Agreement in any material respect.

                                  ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Management Shareholders as follows:

     Section 5.1 Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

     Section 5.2 Authority; Noncontravention.   Purchaser has the requisite
power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to general


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                                Page 69 of 134
principles of equity as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution and delivery of this Agreement by Purchaser do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under (i) the organizational documents of Purchaser or (ii) subject to the governmental filings and other matters referred to in the following sentence, any judgment , order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or its properties or assets of which Purchaser is aware, other than, in the case of clause (ii), any such conflicts, violations or defaults that, individually or in the aggregate, would not (x) prevent Purchaser from performing its obligations under this Agreement in any material respect or (y) prevent or delay in any material respect the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated by this Agreement, except (i) the filing of a notification and report form by Purchaser under the HSR Act and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of the transactions contemplated by this Agreement or otherwise prevent Purchaser from performing its obligations under this Agreement in any material respect.

     Section 5.3 Investment Intent. Purchaser is purchasing the Shares for investment, and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares. Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D adopted by the SEC under the Securities Act of 1933, as amended.

                                 ARTICLE VI

                             CERTAIN AGREEMENTS

     Section 6.1 No Solicitation. Each Management Shareholder agrees that he shall not, and shall not authorize any investment banker, attorney or other advisor or representative of such Management Shareholder, to (i) solicit, initiate or encourage the submission of any takeover proposal (as defined below), (ii) enter into any agreement with respect to any takeover proposal or
(iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire from the Company or Hill in any manner, directly or indirectly, more than 10% of any class of voting securities of the Company or any of the Company's Subsidiaries, or assets representing more than 20% of the total assets of the


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                                Page 70 of 134

Company and its Subsidiaries, taken as a whole, as reflected on the Company's balance sheet as of March 31, 1998, other than the transactions contemplated by this Agreement. Each of the Management Shareholders will immediately cease and cause to be terminated any existing activities, discussions or negotiations by such Management Shareholder or any investment bankers, attorneys or other advisors or representatives of such Management Shareholder with any parties conducted heretofore on such Management Shareholder's behalf with respect to any of the foregoing.

     Section 6.2 Further Action.   Upon the terms and subject to the
satisfaction of the conditions contained in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. From time to time after the Closing Date, without further consideration, each of the Management Shareholders will, at such Management Shareholder's own expense, execute and deliver such documents to Purchaser as Purchaser may reasonably request in order more effectively to vest in Purchaser good and marketable title to the Shares.

     Section 6.3 Notification of Certain Matters.   The Management Shareholders
shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Management Shareholders, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of any Management Shareholder or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or him hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.2 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 6.4 Public Announcements. The Management Shareholders and Purchaser shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules and regulations of the National Association of Securities Dealers, Inc.

     Section 6.5 Fees and Expenses. All fees and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated; provided that the fees and expenses of the Management Shareholders may be paid by the Company.


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                                Page 71 of 134

                                 ARTICLE VII

                                 CONDITIONS

     Section 7.1 Conditions to Each Party's Obligation. The respective obligation of each party to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

     (a) The waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

     (b) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, promulgated or enforced by any Governmental Entity of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement; provided, however, that each of the parties shall have used its reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.

     (c) There shall not be pending any suit, action or proceeding by any Governmental Entity seeking to impose, and no Management Shareholder or Purchaser shall be subject to any order, decree, ruling or injunction (whether temporary, preliminary or permanent) which would impose, limitations on the ability of Purchaser to acquire or hold, or exercise full rights of ownership of, the Shares, including the right to vote the Shares on all matters properly presented to the shareholders of the Company.

     (d) The closing of the transactions contemplated by the Other Stock Purchase Agreements shall be occurring concurrently with the Closing.

     Section 7.2 Condition to Obligations of Management Shareholders. The obligations of the Management Shareholders to effect the transactions contemplated by this Agreement are further subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

     (a) Purchaser shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and the representations and warranties of Purchaser contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Purchaser contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such


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                                Page 72 of 134

     date), and the Management Shareholders shall have received a certificate signed on behalf of Purchaser by an executive officer thereof to such effect.

          (b) The Management Shareholders shall have received an opinion of Rosenberg & Liebentritt, P.C., in form and substance reasonably satisfactory to the Management Shareholders.

     Section 7.3 Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the transactions contemplated by this Agreement are further subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

          (a) The Management Shareholders shall have performed in all material respects all agreements and covenants required to be performed by the Management Shareholders under this Agreement at or prior to the Closing Date, and the representations and warranties of each Management Shareholder contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of each Management Shareholder contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date), and Purchaser shall have received a certificate signed by each of the Management Shareholders to such effect.

          (b) Purchaser shall have received an opinion of Kirkland & Ellis, in form and substance reasonably satisfactory to Purchaser.

                                 ARTICLE VIII

                      TERMINATION, AMENDMENT AND WAIVER

     Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date:

          (a) by mutual written consent of Purchaser and the Management Shareholders; or

          (b)  by either Purchaser or the Management Shareholders:

               (i) if the transactions contemplated by this Agreement shall not have been consummated by October 31, 1998 (other than due to the failure of the party seeking to terminate this Agreement to perform its or his obligations under this Agreement required to be performed at or prior to the Closing Date);


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                                Page 73 of 134

               (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

               (iii) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.2(a) or 7.3(a), as applicable, and
          (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition as described in clause (A) above); or

               (iv) in the event that (A) all the conditions to the obligation of such party to effect the transactions contemplated by this Agreement set forth in Section 7.1 shall have been satisfied and (B) any condition to the obligation of such party to effect such transactions set forth in Section 7.2 (in the case of the Management Shareholders) or Section 7.3 (in the case of Purchaser) is not capable of being satisfied prior to the end of the period referred to in subsection (b)(ii) above.

     Section 8.2 Effect of Termination. In the event of termination of this Agreement by either Purchaser or the Management Shareholders as provided in
Section 8.1 hereof, this Agreement shall forthwith become void (except as set forth in this Section 8.2, in Section 6.3 and Article X (other than Section 10.5) hereof, which shall survive such termination (the "Surviving Provisions")) and there shall be no liability on the part of Purchaser or any of the Management Shareholders except for any breach of any of its obligations under the Surviving Provisions. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any material breach of this Agreement.

                                 ARTICLE IX

                          SURVIVAL; INDEMNIFICATION

     Section 9.1 Survival. The representations and warranties given by the Management Shareholders to Purchaser in this Agreement and the representations and warranties given by Purchaser to the Management Shareholders in this Agreement shall survive the Closing indefinitely and shall not terminate.

     Section 9.2 Indemnification by Purchaser or Management Shareholders: (a) From and after the Closing Date, Purchaser shall indemnify and hold harmless the Management Shareholders and each of the Management Shareholders' heirs, executors, successors and assigns from and against any and all damages, claims, losses, expenses, costs, obligations and


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                                Page 74 of 134
liabilities including without limiting the generality of the foregoing, liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement) (collectively, "Losses and Expenses") suffered or incurred by any such indemnified person arising from, relating to or otherwise in respect of, (i) any breach of, or inaccuracy in, any representation or warranty of Purchaser contained in this Agreement or in the certificate delivered pursuant to Section 7.2(a) of this Agreement; and (ii) any breach of any covenant of Purchaser contained in this Agreement.

     (b) From and after the closing date, the Management Shareholders shall indemnify and hold harmless Purchaser, Purchaser's Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Purchaser Group") from and against any and all Losses and Expenses suffered or incurred by any such indemnified person arising from, relating to or otherwise in respect of, (i) any breach of, or inaccuracy in, any representation or warranty of any Management Shareholder contained in this Agreement or in the certificate delivered pursuant to Section 7.3(a) of this Agreement and (ii) any breach of any covenant of any Management Shareholder contained in this Agreement. Notwithstanding the foregoing, in no event shall any Management Shareholder be required to indemnify and hold harmless any member of the Purchaser Group for a breach of any representation, warranty, covenant or agreement of any other Management Shareholder.

     Section 9.3 Third-Party Claims. If a claim by a third party is made against an indemnified person hereunder, and if such indemnified person intends to seek indemnity with respect thereto under this Article, such indemnified person shall promptly notify the indemnifying person in writing of such claims setting forth such claims in reasonable detail, provided that failure of such indemnified person to give prompt notice as provided herein shall not relieve the indemnifying person of any of its obligations hereunder, except to the extent that the indemnifying person is materially prejudiced by such failure. The indemnifying person shall have twenty (20) days after receipt of such notice to undertake, through counsel of its own choosing, subject to the reasonable approval of such indemnified person, and at its own expense, the settlement or defense thereof, and the indemnified person shall cooperate with it in connection therewith; provided, however, that the indemnified person may participate in such settlement or defense through counsel chosen by such indemnified person, provided that the fees and expenses of such counsel shall be borne by such indemnified person. If the indemnifying person shall assume the defense of a claim, it shall not settle such claim without the prior written consent of the indemnified person, (i) unless such settlement includes as an unconditional term thereof the giving by the claimant of a release of the indemnified person from all liability with respect to such claim or (ii) if such settlement involves the imposition of equitable remedies or the imposition of any material obligations on such indemnified person other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying person shall assume the defense of a claim, the fees of any separate counsel retained by the indemnified person shall be borne by such indemnified person unless there exists a conflict between them as to their respective legal defenses (other than one that is of a monetary nature), in which case the


                                     11
indemnified person shall be entitled to retain separate counsel, the reasonable fees and expenses of which shall be reimbursed by the indemnifying person. If the indemnifying person does not notify the indemnified person within thirty
(30) days after the receipt of the indemnified person's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified person shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.


     Section 9.4 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, (a) with respect to any breach of, or inaccuracy in, any representation or warranty contained in this Agreement shall terminate when the applicable representation or warranty terminates and (b) with respect to any breach of covenant or agreement set forth in this Agreement shall not terminate; provided, however, that as to clause (a) above such obligation to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party.


                                  ARTICLE X

                                MISCELLANEOUS

     Section 10.1 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 10.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 10.3 Entire Agreement. This Agreement (including the documents referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any person other than the parties any rights or remedies.

     Section 10.4 Notices.   All notices and other communications hereunder
shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, to the appropriate address or telecopy number set forth below (or at such other address or telecopy number for a party as shall be specified by like notice):


                                     12

     (a) If to Purchaser:

     Samstock, L.L.C.
     Two North Riverside Plaza
     Chicago, Illinois   60606
     Attention:  F. Philip Handy
     Telecopy Number:  312.454.1671

     with a copy to:

     Rosenberg & Liebentritt, P.C.
     Two North Riverside Plaza
     Chicago, Illinois   60606
     Attention:  Walter S. Lowry
     Telecopy Number:  312.454.0335

     (b) If to the Management Shareholders, to:

     Davel Communications Group, Inc.
     1429 Massaro Boulevard
     Tampa, Florida 33619
     Attention: Theodore C. Rammelkamp, Jr.
     Telecopy Number: 813.626.9610

     Section 10.5 Assignment. Neither this Agreement nor any of the rights, interest or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Purchaser may assign any of or all of its rights and obligations under this Agreement to any person that is an Affiliate of Samuel Zell or an Affiliate of any one or more trusts established for the benefit of Samuel Zell and/or members of his family without the consent of any other party; provided that such assignment shall not relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     Section 10.6 Interpretation. The table of contents and headings contained in this Agreement are inserted for convenience of reference only and shall not affect in anyway the meaning or interpretation of this Agreement. All references to a Section, Article, schedule or Exhibit contained herein mean Sections, Articles, Schedules or Exhibits of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

     Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                                     13

     Section 10.7 Amendments; Waivers. (a) This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto.

     (b) The failure of any party hereto to comply with any representation, warranty, covenant or agreement contained in this Agreement may be waived only by a written instrument signed by the party granting such waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement, and no failure by any party to take any action with respect to any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action. The waiver by any party hereto of a breach of any provision hereunder shall not operate as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     Section 10.8 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     Section 10.9 Consent to Jurisdiction. Each party hereto irrevocably submits to the nonexclusive jurisdiction of (a) the state courts of the State of Illinois and (b) any federal district court located in the State of Illinois for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.


                                     14

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.

                                       SAMSTOCK, L.L.C.
                                       by SZ Investments, L.L.C.
                                       by Zell General Partnership, Inc.

                                       By: /s/ Rod Dammeyer
                                          --------------------------------
                                             Name:
                                             Title:

                                       ROBERT D. HILL


                                       -----------------------------------
                                           Robert D. Hill, individually

                                       MICHAEL HAYES


                                       -----------------------------------
                                           Michael Hayes, individually

                                       THEODORE RAMMELKAMP, JR.


                                       -----------------------------------
                                           Theodore Rammelkamp, Jr.,
                                           individually

                                       JONES YORKE


                                       -----------------------------------
                                           Jones Yorke, individually

                                       PAUL DEMIRDJIAN


                                       -----------------------------------
                                           Paul Demirdjian, individually

                                       MICHAEL KOURI


                                       -----------------------------------
                                           Michael Kouri, individually

                                       MARLIN TURNIPSEED


                                       -----------------------------------
                                           Marlin Turnipseed, individually







                                      14

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.

                                       SAMSTOCK, L.L.C.
                                       by SZ Investments, L.L.C.
                                       by Zell General Partnership, Inc.

                                       By:
                                          --------------------------------
                                             Name:
                                             Title:

                                       ROBERT D. HILL


                                       /s/ Robert D. Hill
                                       -----------------------------------
                                           Robert D. Hill, individually

                                       MICHAEL HAYES


                                       /s/ Michael Hayes
                                       -----------------------------------
                                           Michael Hayes, individually

                                       THEODORE RAMMELKAMP, JR.


                                       /s/ Theodore Rammelkamp, Jr.
                                       -----------------------------------
                                           Theodore Rammelkamp, Jr.,
                                           individually

                                       JONES YORKE


                                       -----------------------------------
                                           Jones Yorke, individually

                                       PAUL DEMIRDJIAN


                                       -----------------------------------
                                           Paul Demirdjian, individually

                                       MICHAEL KOURI


                                       -----------------------------------
                                           Michael Kouri, individually

                                       MARLIN TURNIPSEED


                                       -----------------------------------
                                           Marlin Turnipseed, individually




                                      14

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.


                                       SAMSTOCK, L.L.C.
                                       by SZ Investments, L.L.C.
                                       by Zell General Partnership, Inc.

                                       By:
                                          --------------------------------
                                             Name:
                                             Title:

                                       ROBERT D. HILL



                                       -----------------------------------
                                           Robert D. Hill, individually

                                       MICHAEL HAYES



                                       -----------------------------------
                                           Michael Hayes, individually

                                       THEODORE RAMMELKAMP, JR.



                                       -----------------------------------
                                           Theodore Rammelkamp, Jr.,
                                           individually

                                       JONES YORKE

                                       /s/ Jones Yorke
                                       -----------------------------------
                                           Jones Yorke, individually

                                       PAUL DEMIRDJIAN


                                       -----------------------------------
                                           Paul Demirdjian, individually

                                       MICHAEL KOURI


                                       -----------------------------------
                                           Michael Kouri, individually

                                       MARLIN TURNIPSEED


                                       -----------------------------------
                                           Marlin Turnipseed, individually




                                      14

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.

                                       SAMSTOCK, L.L.C.
                                       by SZ Investments, L.L.C.
                                       by Zell General Partnership, Inc.

                                       By:
                                          --------------------------------
                                             Name:
                                             Title:

                                       ROBERT D. HILL



                                       -----------------------------------
                                           Robert D. Hill, individually

                                       MICHAEL HAYES



                                       -----------------------------------
                                           Michael Hayes, individually

                                       THEODORE RAMMELKAMP, JR.



                                       -----------------------------------
                                           Theodore Rammelkamp, Jr.,
                                           individually

                                       JONES YORKE


                                       -----------------------------------
                                           Jones Yorke, individually

                                       PAUL DEMIRDJIAN

                                       /s/ Paul Demirdjian
                                       -----------------------------------
                                           Paul Demirdjian, individually

                                       MICHAEL KOURI


                                       -----------------------------------
                                           Michael Kouri, individually

                                       MARLIN TURNIPSEED


                                       -----------------------------------
                                           Marlin Turnipseed, individually




                                      14

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.

                                       SAMSTOCK, L.L.C.
                                       by SZ Investments, L.L.C.
                                       by Zell General Partnership, Inc.

                                       By:
                                          --------------------------------
                                             Name:
                                             Title:

                                       ROBERT D. HILL



                                       -----------------------------------
                                           Robert D. Hill, individually

                                       MICHAEL HAYES



                                       -----------------------------------
                                           Michael Hayes, individually

                                       THEODORE RAMMELKAMP, JR.



                                       -----------------------------------
                                           Theodore Rammelkamp, Jr.,
                                           individually

                                       JONES YORKE


                                       -----------------------------------
                                           Jones Yorke, individually

                                       PAUL DEMIRDJIAN


                                       -----------------------------------
                                           Paul Demirdjian, individually

                                       MICHAEL KOURI

                                       /s/ Michael Kouri
                                       -----------------------------------
                                           Michael Kouri, individually

                                       MARLIN TURNIPSEED


                                       -----------------------------------
                                           Marlin Turnipseed, individually







                                      14

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.

                                       SAMSTOCK, L.L.C.
                                       by SZ Investments, L.L.C.
                                       by Zell General Partnership, Inc.

                                       By:
                                          --------------------------------
                                             Name:
                                             Title:

                                       ROBERT D. HILL



                                       -----------------------------------
                                           Robert D. Hill, individually

                                       MICHAEL HAYES



                                       -----------------------------------
                                           Michael Hayes, individually

                                       THEODORE RAMMELKAMP, JR.



                                       -----------------------------------
                                           Theodore Rammelkamp, Jr.,
                                           individually

                                       JONES YORKE


                                       -----------------------------------
                                           Jones Yorke, individually

                                       PAUL DEMIRDJIAN


                                       -----------------------------------
                                           Paul Demirdjian, individually

                                       MICHAEL KOURI


                                       -----------------------------------
                                           Michael Kouri, individually

                                       MARLIN TURNIPSEED

                                       /s/ Marlin Turnipseed
                                       -----------------------------------
                                           Marlin Turnipseed, individually




                                      14

                                   SCHEDULE I





Name                     No. of Shares  Purchase Price
----                     -------------  --------------
Robert D. Hill                  38,000      $1,064,000
Michael Hayes                    5,900         165,200
Theodore Rammelkamp Jr.          8,000         224,000
Jones Yorke                     18,000         504,000
Paul Demirdjian                 22,550         631,400
Michael Kouri                   21,450         600,600
Marlin Turnipseed               10,000         280,000
                         -------------  --------------
                  Total        123,900      $3,469,200






















                                Page 85 of 134